EXECUTION VERSION

AMENDMENT NO. 6 TO CREDIT AND SECURITY AGREEMENT, dated
as of June 23, 2023 (this “Amendment”), among NMFC Senior Loan Program III LLC, as borrower (the “Borrower”), New Mountain Finance Corporation, as collateral manager (the “Collateral Manager”), Citibank, N.A., as lender (the “Lender”) and Citibank, N.A., as administrative agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Collateral Manager, the lenders from time to time parties thereto, the Administrative Agent, U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) as the collateral agent, and the collateral administrator, are party to the Credit and Security Agreement, dated as of May 2, 2018 (the “Credit Agreement”); and

WHEREAS, the parties hereto desire to amend the Credit Agreement in accordance with Section 12.01 of the Credit Agreement and subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

ARTICLE II

Amendment to the Credit Agreement.

As of the date of this Amendment, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Credit Agreement attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower hereby represents and warrants to each other party hereto that, as of the date first written above, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Credit Agreement and the other Facility Documents are true and correct in all material

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respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1. This amendment shall become effective upon the execution and delivery of this Amendment by the parties hereto.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Credit Agreement for all purposes.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Counterparts may be executed and delivered via facsimile, electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Sign, Adobe Fill & Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to U.S. Bank Trust Company, National Association or U.S. Bank National Association) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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[Signature pages follow]

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DocuSign Envelope ID: 5CB23E0E-30F4-44BD-8E51-DB898EC1496C

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

NMFC SENIOR LOAN PROGRAM III
LLC, as Borrower

By:
Name: Laura C. Holson
Title: Authorized Person

[Signature Page to Amendment No. 6 to Credit Agreement]

DocuSign Envelope ID: 5CB23E0E-30F4-44BD-8E51-DB898EC1496C

NEW MOUNTAIN FINANCE
CORPORATION, as Collateral Manager

By:
Name: Laura C. Holson
Title: Chief Operating Officer,
Chief Financial Officer and Treasurer
[Signature Page to Amendment No. 6 to Credit Agreement]

CITIBANK, N.A., as Administrative Agent and as a Lender

By:
Name: Vincent Nocerino
Title: Vice President

[Signature Page to Amendment No. 6 to Credit Agreement]

Appendix A
[Signature Page to Amendment No. 6 to Credit Agreement]

EXECUTION VERSION CONFORMED THROUGH AMENDMENT NO. ~~5~~6 DATED ~~JULY 8~~JUNE 23, ~~2021~~2023
____________________________________________________________________________________________________________________________________________

CREDIT AND SECURITY AGREEMENT

Dated as of May 2, 2018 among
NMFC SENIOR LOAN PROGRAM III LLC,
as Borrower,

NEW MOUNTAIN FINANCE CORPORATION,
as Collateral Manager,

THE LENDERS FROM TIME TO TIME PARTIES HERETO, CITIBANK, N.A.,
as Administrative Agent, and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent, and Collateral Administrator

_____________________________________________________________________

_________________________________________________________________________________________________

Page

ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS     1
Section 1.01.    Definitions         1 Section 1.02.    Rules of Construction     ~~45~~43 Section 1.03.    Computation of Time Periods     ~~45~~44 Section 1.04.    Collateral Value Calculation Procedures     ~~45~~44
ARTICLE II ADVANCES     ~~47~~46
Section 2.01.    Revolving Credit Facility; Approval Requests     ~~47~~46 Section 2.02.    Making of the Advances     ~~48~~47 Section 2.03.    Evidence of Indebtedness; Notes     ~~49~~47 Section 2.04.    Payment of Amounts     ~~49~~48 Section 2.05.    Prepayment of Advances     ~~50~~48 Section 2.06.    Changes of Commitments     ~~51~~50 Section 2.07.    Maximum Lawful Rate     ~~52~~50 Section 2.08.    Several Obligations     ~~52~~51 Section 2.09.    Increased Costs     ~~52~~51 Section 2.10.    Compensation; Breakage Payments     ~~54~~52 Section 2.11.    Illegality; Inability to Determine Rates     ~~54~~53 Section 2.12.    Fees     ~~55~~53 Section 2.13.    Rescission or Return of Payment     ~~56~~54 Section 2.14.    Default Interest     ~~56~~54 Section 2.15.    Payments Generally     ~~56~~55 Section 2.16.    Defaulting Lenders     ~~57~~55 Section 2.17. Right of Setoff ~~58~~56 Section 2.18. Contractual Currency ~~58~~57 Section 2.19. Lending Offices; Changes Thereto ~~58~~57 Section 2.20. Recourse Against Certain Parties. ~~59~~57
ARTICLE III CONDITIONS PRECEDENT     ~~59~~58
Section 3.01.    Conditions Precedent to Initial Advances     ~~59~~58 Section 3.02.    Conditions Precedent to Subsequent Advances     ~~61~~60
ARTICLE IV REPRESENTATIONS AND WARRANTIES     ~~62~~60
Section 4.01.    Representations and Warranties of the Borrower     ~~62~~60 Section 4.02.    Additional Representations and Warranties of the Borrower     ~~65~~64 Section 4.03.    Representations and Warranties of the Collateral Manager     ~~67~~66 Section 4.04.    Representations and Warranties of the Collateral Agent and
Collateral Administrator.     ~~69~~67 ARTICLE V COVENANTS     ~~69~~68
Section 5.01.    Affirmative Covenants of the Borrower     ~~69~~68 Section 5.02.    Negative Covenants of the Borrower     ~~76~~74 Section 5.03.    Affirmative Covenants of the Collateral Manager     ~~79~~77 Section 5.04.    Negative Covenant of the Collateral Manager     ~~81~~80 Section 5.05.    Certain Undertakings Relating to Separateness     ~~81~~80
ARTICLE VI EVENTS OF DEFAULT     ~~83~~81
i

(continued)

Page

Section 6.01.    Events of Default.     ~~83~~81 Section 6.02.    Remedies.     ~~85~~84 Section 6.03.    Power of Attorney.     ~~86~~85 Section 6.04.    Sales     ~~87~~85
ARTICLE VII PLEDGE OF COLLATERAL; RIGHTS OF THE COLLATERAL AGENT     ~~88~~87
Section 7.01.    Grant of Security     ~~88~~87 Section 7.02.    Release of Security Interest     ~~89~~88 Section 7.03.    Rights and Remedies     ~~90~~88 Section 7.04.    Remedies Cumulative     ~~91~~89 Section 7.05.    Related Documents     ~~91~~89 Section 7.06.    Borrower Remains Liable     ~~91~~90 Section 7.07.    Protection of Collateral     ~~91~~90
ARTICLE VIII ACCOUNTS, ACCOUNTINGS AND RELEASES     ~~92~~91
Section 8.01.    Collection of Money     ~~92~~91 Section 8.02.    Collection Account     ~~93~~91 Section 8.03.    The Unfunded Reserve Account; Fundings     ~~93~~92 Section 8.04.    Account Control Agreement.     ~~94~~92 Section 8.05.    Funds in Covered Accounts; Reports by Collateral Agent     ~~94~~92 Section 8.06.    Accountings     ~~95~~93 Section 8.07.    Release of Collateral     ~~96~~94 Section 8.08.    Reports by Independent Accountants     ~~96~~95
ARTICLE IX APPLICATION OF FUNDS     ~~98~~96
Section 9.01.    Disbursements of Funds from Collection Account     ~~98~~96 ARTICLE X SALE OF COLLATERAL LOANS; PURCHASE OF ADDITIONAL
COLLATERAL LOANS     ~~100~~98
Section 10.01. Sales of Collateral Loans         ~~100~~98 Section 10.02. Purchase of Additional Collateral Loans         ~~101~~99 Section 10.03. Conditions Applicable to All Sale and Purchase Transactions     ~~101~~100 Section 10.04. Additional Equity Contributions     ~~102~~100
ARTICLE XI THE AGENTS     ~~102~~100
Section 11.01. Authorization and Action     ~~102~~100 Section 11.02. Delegation of Duties     ~~104~~103 Section 11.03. Agents’ Reliance, Etc.     ~~105~~103 Section 11.04. Indemnification     ~~107~~105 Section 11.05. Successor Agents     ~~107~~105 Section 11.06. Merger, Conversion, Consolidation or Succession to Business of
Agents     ~~108~~106 Section 11.07. Erroneous Payments     ~~108~~106
ARTICLE XII MISCELLANEOUS     ~~109~~107
Section 12.01. No Waiver; Modifications in Writing     ~~109~~107 Section 12.02. Notices, Etc.     ~~111~~110 Section 12.03. Taxes     ~~113~~111 Section 12.04. Costs and Expenses; Indemnification     ~~116~~114

ii

(continued)

Page

Section 12.05. Execution in Counterparts     ~~117~~116 Section 12.06. Assignability     ~~117~~116 Section 12.07. Governing Law     ~~120~~119 Section 12.08. Severability of Provisions     ~~120~~119 Section 12.09. Confidentiality     ~~121~~119
Section 12.10. Merger     ~~121~~120
Section 12.11. Survival     ~~121~~120 Section 12.12. Submission to Jurisdiction; Waivers; Etc.     ~~122~~120 Section 12.13. IMPORTANT WAIVERS     ~~122~~120
Section 12.14. PATRIOT Act Notice     ~~123~~122 Section 12.15. Legal Holidays     ~~124~~122 Section 12.16. Non-Petition     ~~124~~122 Section 12.17. Waiver of Setoff     ~~124~~123 Section 12.18. Recognition of the U.S. Special Resolution Regimes        123
ARTICLE XIII RESERVED     ~~125~~123
Section 13.01.    Reserved.     ~~125~~123 ARTICLE XIV COLLATERAL MANAGEMENT     ~~125~~123
Section 14.01. Designation of the Collateral Manager     ~~125~~123 Section 14.02. Duties of the Collateral Manager     ~~125~~124 Section 14.03. Authorization of the Collateral Manager     ~~126~~125 Section 14.04. Separateness Provisions of the Borrower.     ~~127~~126 Section 14.05. Expenses; Indemnification     ~~127~~126 Section 14.06. Resignation; Assignment     ~~128~~126 Section 14.07. Appointment of Successor Collateral Manager     ~~128~~127
ARTICLE XV THE COLLATERAL ADMINISTRATOR     ~~129~~128
Section 15.01. Designation of Collateral Administrator     ~~129~~128 Section 15.02. Certain Duties and Powers     ~~129~~128 Section 15.03. Certain Rights of Collateral Administrator     ~~132~~131 Section 15.04. Compensation and Reimbursement of Collateral Administrator ~~134~~133 Section 15.05. Resignation and Removal; Appointment of Successor     ~~134~~133 Section 15.06. Acceptance and Appointment by Successor     ~~135~~134 Section 15.07. Merger, Conversion, Consolidation or Succession to Business of
Collateral Administrator     ~~136~~134 Section 15.08. Certain Duties of Collateral Administrator Related to Delayed
Payment of Proceeds     ~~136~~134
iii

CREDIT AND SECURITY AGREEMENT

CREDIT AND SECURITY AGREEMENT, dated as of May 2, 2018, by and among NMFC SENIOR LOAN PROGRAM III LLC, a Delaware limited liability company, as borrower (the “Borrower”), NEW MOUNTAIN FINANCE CORPORATION, a Delaware corporation, in its capacity as Collateral Manager (in such capacity, together with any successor in such capacity, the “Collateral Manager”), the LENDERS from time to time party hereto, CITIBANK, N.A. (“Citibank”), as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, together with any successor in such capacity, the “Administrative Agent”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association), as collateral agent for the Secured Parties (in such capacity, together with any successor in such capacity, the “Collateral Agent”) and as collateral administrator (in such capacity, together with any successor in such capacity, the “Collateral Administrator”).

W I T N E S E T H:

WHEREAS, the Borrower desires that the Lenders make advances on a revolving basis to the Borrower on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Borrower has engaged the Collateral Manager to perform investment-related and administrative duties on behalf of the Borrower; and

WHEREAS, each Lender is willing to make advances to the Borrower on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS

Section 1.01.    Definitions

As used in this Agreement, the following terms shall have the meanings indicated:

“Account Control Agreement” means the Account Control Agreement, dated as of the Closing Date, by and among the Borrower, the Collateral Agent and the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Accredited Investor” has the meaning assigned to such term in Section 12.06(e).

~~"Adjusted Eurodollar Rate” means, for any Interest Accrual Period, an interest rate per annum equal to the greater of (a) a fraction, expressed as a percentage, (i) the numerator of which is equal to the Benchmark for such Interest Accrual Period and (ii) the denominator of which is equal to 100% minus the Eurodollar Reserve Percentage for such Interest Accrual Period and (b) 0.0%.~~

“Administration Agreement” means the Administration Agreement, dated as of May 2, 2018, by and between the Borrower and the Administrator, as amended, restated, supplemented or otherwise modified from time to time.

~~London interbank offered rate based index~~applicable Benchmark), (i) the stated interest rate spread over such index multiplied by (ii) the Principal Balance of such Eligible Collateral Loan; provided that, with respect to any Floor Obligation, the stated interest rate spread on such Eligible Collateral Loan over such index shall be deemed to be equal to the sum of (x) the stated interest rate spread over such index and (y) the excess, if any, of the specified “floor” rate relating to such Collateral Loan over the such index as in effect.

“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Principal Balances of all or of such portion of such Collateral Loans (other than Ineligible Collateral Loans).

“Aggregate Unfunded Spread” means, as of any date, the sum of the products obtained by multiplying (a) for each Delayed Drawdown Collateral Loan, the related commitment fee or other analogous fees (expressed at a per annum rate) then in effect for such Delayed Drawdown Collateral Loan as of such date and (b) the unfunded commitments of each such Delayed Drawdown Collateral Loan as of such date.

“Agreement” means this Credit and Security Agreement.

“Amortization Period” means the period beginning on the Commitment Termination Date and ending on the date on which all Obligations are Paid in Full.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended;
(b)the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower or any of its Subsidiaries is located or doing business.

“Anti-Money Laundering Laws” means applicable law in any jurisdiction in which the Borrower or any of its Subsidiaries is located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means any Law of any Governmental Authority, including all federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its assets or properties are bound.

“Applicable Margin” means (a) during the Reinvestment Period, ~~1.60~~1.80% per annum and (b) during the Amortization Period, ~~1.90~~2.10% per annum; provided that upon the occurrence and during the continuance of an Event of Default (and, if such Event of Default is pursuant to a clause of Section 6.01 other than (a), (c), (i) or (m), upon written notice to the Borrower from the Administrative Agent), the Applicable Margin in effect at such time shall be increased by an additional 2.00% per annum.

“Approval Request” has the meaning assigned to such term in Section 2.01(a).

“Approved Broker Dealer” means each qualified broker-dealer listed on Schedule 7 hereto or approved by the Administrative Agent in its absolute discretion.

“Asset Value” means, with respect to any Collateral Loan on any date of determination (a) unless such Collateral Loan is subject to an Asset Value Adjustment Event, its Original Asset Value or (b) if such Loan is subject to an Asset Value Adjustment Event, the value determined as follows (or, if such Collateral Loan is a Defaulted Loan, the lower of the value determined as follows and (x) if such longer period up to one hundred and fifty (150) days as is provided for in the applicable Related Documents);

(f)the Senior Net Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is (i) greater than 4.00 and (ii) greater than 0.75 higher than the Original Senior Net Leverage Ratio;

(g)the Cash Interest Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is (i) less than 1.50 to 1.00 and (ii) less than 85% of the Original Cash Interest Coverage Ratio;

(h)such Collateral Loan becomes subject to (or is threatened with) any litigation or right or claim of rescission, set-off, counterclaim or defense on the part of the related Obligor; or

(i)such Collateral Loan becomes subject to (or is threatened with) a proceeding (i) asserting insolvency of the related Obligor, (ii) wherein the related Obligor, any other party or any Governmental Authority has alleged that such Collateral Loan or any of the applicable Related Documents is illegal or unenforceable or (iii) that would otherwise result in a Material Adverse Effect (as reasonably determined by the Administrative Agent) on such Collateral Loan or such Obligor.

“Assigned Documents” has the meaning assigned to such term in Section 7.01(c).

“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit D hereto, entered into by a Lender, an assignee, the Administrative Agent and, if applicable, the Borrower.

“Authorized Person(s)” the persons listed on Schedule 9, as updated by the Borrower and the Collateral Manager from time to time

“Automatic Commitment Reduction” has the meaning assigned to such term in Section 2.06(a)(ii).

“Available Tenor” means, as of any date of determination and with respect to ~~the~~any then-current Benchmark, as applicable, (x) if any then-current Benchmark is a term rate, any tenor for such Benchmark ~~or~~that is or may be used for determining the length of an Interest Accrual Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, ~~that is or may be used for determining the length of an Interest Accrual Period~~ pursuant to this Agreement as of such date ~~and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Accrual Period” pursuant to clause (iv) of Section 12.01(c)~~.

“Bankruptcy Code” means the United States Bankruptcy Code.

“Base Rate” means, on any date, a fluctuating interest rate per annum equal to the highest of (a) the Prime Rate, and (b) the Federal Funds Rate plus 1.50~~% or (c) the LIBOR Rate for a three-month period plus 1.0~~%. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of any Agent or any Lender. Interest calculated pursuant to clauses (a)~~, (b)~~ and ~~(c)~~(b) above will be determined based on a year of 360 days and actual days elapsed.

“Benchmark” means, initially, ~~the LIBOR Rate~~Term SOFR; provided that if a ~~Benchmark Transition Event, Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related~~replacement of an initial or subsequent Benchmark ~~Replacement Date have~~has occurred ~~with~~

~~respect to the LIBOR Rate or the then-current Benchmark~~pursuant to Section 12.01(c), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate ~~pursuant to clause (i) of Section 12.01(c)~~. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means~~, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:~~
~~(1)~~the sum of~~: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

~~(2)~~the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement ~~Adjustment; or~~
~~(3)the sum of:~~ (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for ~~the then-current~~such Benchmark ~~for the applicable Corresponding Tenor~~ giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention ~~for determining a benchmark rate as a replacement for the then-current Benchmark~~, including any applicable recommendations made by the Relevant Governmental Body, for Dollar-denominated syndicated ~~or bilateral~~ credit facilities at such time and (b) the ~~related~~ Benchmark Replacement Adjustment; provided that, ~~in the case of clause (1), such Unadjusted~~if any Benchmark Replacement ~~is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent, in consultation with the Borrower, in its reasonable discretion.~~
~~If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above~~ would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Facility Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then
-current Benchmark with ~~a~~an Unadjusted ~~Benchmark Replacement for any applicable Interest Accrual Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~
~~(1)for purposes of clauses (1) and (2) of the definition of “~~Benchmark Replacement,~~” the first alternative set forth in the order below that can be~~ the spread adjustment determined by the Administrative Agent ~~in consultation~~, with the ~~Borrower:~~consent of the Collateral Manager, giving due consideration to (~~a~~x) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the ~~Reference Time~~reference time such Benchmark Replacement is first set for such Interest Accrual Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable ~~Corresponding Tenor; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Accrual Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~
~~(2)for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a~~

~~spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date~~corresponding tenor; or (~~ii~~y) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark ~~with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated~~for syndicated ~~or bilateral~~ credit facilities~~; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~
~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark~~ Replacement, any technical, administrative or operational changes (including changes to the definition of ~~“Base Rate”, the definition of “Business Day,” the definition of “Interest Accrual Period,” timing and~~ frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to ~~the successor Benchmark Replacement and other technical, administrative or operational matters) that the~~ Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, ~~in such other manner of administration as the Administrative Agent, in consultation with the Borrower~~, decides is reasonably necessary in connection with the administration of this Agreement and the other ~~Facility Documents)~~ denominated in Dollars at such time.
“Benchmark Replacement Date” means the ~~earlier~~earliest to occur of the following events with respect to the then-current Benchmark, as determined by the Administrative Agent, in consultation with the ~~Borrower~~Collateral Manager:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,”, the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein;~~in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

~~(3)in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower, written notice of objection to such Early Opt-in Election from the Borrower; or~~

~~(4)in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the Term SOFR Notice to the Lenders and the Borrower pursuant to Section 12.01(c)(i).~~

~~For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).~~
“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of one or more of the following events ~~with respect to the then-current Benchmark~~, as determined by the Administrative Agent, in consultation with the ~~Borrower~~Collateral Manager:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely,; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(~~2~~b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the ~~Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York~~Relevant Governmental Body, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely,; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or ~~the published~~such component ~~used in the calculation~~ thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event with respect to any then-current Benchmark, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (~~x~~a) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced ~~the then-current~~such Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 12.01(c) and (~~y~~b) ending at the time that a Benchmark Replacement has replaced ~~the then-current~~such Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 12.01(c).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Block Notice” has the meaning assigned to such term in Section 13.04(b).

“Borrower” has the meaning assigned to such term in the introduction to this Agreement. “Borrower Information” has the meaning assigned to such term in Section 12.09.
“Borrower LLC Agreement” means, the limited liability company agreement of the Borrower, dated as of April 25. 2018.

“Borrowing” has the meaning assigned to such term in Section 2.01. “Borrowing Base” means, at any date of determination, the least of:
(a)the Facility Amount minus the Net Aggregate Exposure Amount, in each case, as of such date;

(b)(i) the aggregate sum of the product of (A) the applicable Advance Rate for each Eligible Collateral Loan as of such date and (B) the Asset Value of such Eligible Collateral Loan (less the portion, if any, of such Eligible Collateral Loan included in the Excess Concentration Amount as of such date), plus (ii) the Principal Proceeds and Eligible Investments made with Principal Proceeds on deposit in the Collection Account as of such date, minus (iii) the Net Aggregate Exposure Amount; and

(c)(i) the aggregate Asset Value of all Eligible Collateral Loans as of such date (less the portion, if any, of such Eligible Collateral Loan included in the Excess Concentration Amount) minus (ii) the Minimum Equity Amount, plus (iii) the amount of Principal Proceeds and Eligible Investments made with Principal

Proceeds on deposit in the Collection Account as of such date, minus (iv) the Net Aggregate Exposure Amount, in each case, as of such date.

“Borrowing Base Calculation Statement” means a statement in substantially the form attached to the form of Notice of Borrowing attached hereto as Exhibit B, as such form of Borrowing Base Calculation Statement may be modified by the Administrative Agent from time to time to the extent such form does not, in the good faith opinion of the Administrative Agent, accurately reflect the calculation of the Borrowing Base Test required hereunder.

“Borrowing Base Deficiency” means a condition occurring on any day on which the Borrowing Base Test is not satisfied.

“Borrowing Base Test” means a test that will be satisfied on any Measurement Date if (a) Advances Outstanding are less than or equal to (b) the Borrowing Base at such Measurement Date.

“Borrowing Date” means the date of a Borrowing.

“Business Day” means any day of the year except a Saturday, Sunday or other day on which commercial banks in New York City or the cities in which the Corporate Trust Office is located are authorized or required by law to close~~; provided that when used in connection with any interest rate setting as to an Advance determined by reference to the LIBOR Rate, any fundings, disbursements, settlements and payments in respect of any such Advance, or any other dealings to be carried out pursuant to this Agreement in respect of any such Advance (or any Advance determined by reference to the Base Rate as to which such Base Rate is determined by reference to the LIBOR Rate), the term “Business Day” shall exclude any day on which banks are not open for dealings in deposits in Dollars in the London interbank market.~~

“Capital Stock” means, with respect to any Person, all outstanding equity interests of such
Person.

“Cash” means Dollars immediately available on the day in question.

“Cash Interest Coverage Ratio” means, with respect to any Collateral Loan at any time, either (a) the meaning of “Cash Interest Coverage Ratio” or comparable term set forth in the Related Documents for such Collateral Loan, or (b) in the case of any Collateral Loan with respect to which the Related Documents do not include a definition of “Cash Interest Coverage Ratio” or comparable term, the ratio obtained by dividing (i) EBITDA by (ii) Cash Interest Expense of the related Obligor as of the Relevant Test Period, as calculated by the Collateral Manager in accordance with the Collateral Management Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Related Documents.

“Cash Interest Expense” means, with respect to any Obligor for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for such period, but excluding any non-cash item to the extent included under such caption.

“Certificated Security” has the meaning specified in Section 8-102(a)(4) of the UCC.

“Change in Law” means the occurrence, after the Closing Date (or, with respect to any Lender not a party hereto on the date hereof, after the date such Lender becomes a party hereto), of any of the

(c)not more than 10.0% consists of Fixed Rate Obligations;

(d)not more than 10.0% consists of unfunded commitments under Delayed Drawdown Collateral Loans;

(e)not more than 5.0% consists of PIK Loans;

(f)reserved;

(g)not more than 65.0% of Covenant Lite Loans;

(h)not more than 20.0% have Obligors with EBITDA under $50,000,000;

(i) not more than 10.0% have an Obligor organized or incorporated outside of the United States (or any state thereof);
(j) not more than 20.0% consists of Collateral Loans or portions thereof that have an outstanding Tranche Size of less than $250,000,000; and

(k) not more than 5.0% consists of Collateral Loans that provide for payment of interest in         cash less frequently than quarterly.

“Conforming Changes” means, with respect to the use or administration of any Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Accrual Period,” the definition of “U.S. Government Securities Business Day,” the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement” (including whether such formula shall be cumulative or non-cumulative), the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent in consultation with the Collateral Manager decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent in consultation with the Collateral Manager determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent, in consultation with the Collateral Manager, decides is reasonably necessary in connection with the administration of this Agreement and the other Facility Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means, in respect of any Person, the trust agreement, certificate or articles of formation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of trust, certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement or similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Continued Errors” has the meaning assigned to such term in Section 14.07. “Contractual Currency” has the meaning assigned to such term in Section 2.18.
“Control” means (i) the direct or indirect possession of the power to vote the Control Percentage or more of the voting securities of a Person or direct or cause the direction of the management or policies of a Person whether through ownership, by contract, arrangement or understanding, or otherwise or (ii) ownership of the Control Percentage or more of the equity securities of a Person. “Controlled” and “Controlling” have the meaning correlative thereto.

“Control Percentage” means (i) in respect of determining whether a Person is an Affiliate for purposes of a sale or purchase of a Collateral Loan, 20% or (ii) otherwise, 25%.

“Covenant Lite Loan” means a Collateral Loan that is not subject to any financial covenants; provided that, a Collateral Loan shall not constitute a Covenant Lite Loan if the Related Documents (a) require the related Obligor to comply with one or more financial maintenance covenants or (b) contain a cross default provision to, or such Collateral Loan is pari passu with, another loan of such Obligor that requires such Obligor to comply with one or more financial maintenance covenants.
“Covered Accounts” means the Collection Account and the Unfunded Reserve Account.
“Covered Party” means any Secured Party that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Credit and Collection Policy” means the written credit policies manual of the Collateral Manager applicable to its management of the Borrower set forth on Schedule 11, as such credit and collection policy may be as amended or supplemented from time to time in accordance with Section 5.01(m).

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated loans; provided, that if the Administrative Agent decides (in its sole discretion) that any such convention is not administratively feasible, then the Administrative Agent may establish another convention in its reasonable discretion.~~

“Data File” has the meaning specified in Section 8.06(a).

“Data Site” means an electronic password protected data site maintained by the Borrower (or by the Collateral Manager on behalf of Borrower) at Merrill Corporation, Intralinks, SyndTrak Online or any other similar electronic distribution system reasonably acceptable to the Administrative Agent.

“Default” means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.

“Default Rate” means a rate per annum equal to the rate of interest otherwise in effect pursuant to this Agreement (or, if no such rate is specified, the Base Rate) plus 2.00% per annum; provided that such additional margin shall not be applied pursuant to this definition in any case where it has already been applied pursuant to the definition of “Applicable Margin.”

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Loan” means any Collateral Loan:

(a)with respect to which a default as to the payment of principal and/or interest has occurred and is continuing (without regard to any grace period applicable thereto, or waiver or forbearance thereof, after the passage (in the case of a default that in the Collateral Manager’s judgement, as certified to the Administrative Agent in writing, is not due to credit-related causes) of five
(5)Business Days or seven (7) calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto);

(b)with respect to which a default as to the payment of principal and/or interest has occurred and is continuing with respect to another full recourse debt obligation of the same Obligor secured by the same collateral and which is senior to or pari passu with in right of payment to such Collateral Loan (without regard to any grace period applicable thereto, or waiver or forbearance thereof, after the passage (in the case of a default that in the Collateral Manager’s judgment, as certified to the Lender in writing, is not due to credit-related causes) of five (5) Business Days or seven (7) calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto);

(c)with respect to which the Obligor thereunder or others have instituted proceedings to have such Obligor adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such Obligor has filed for protection under the Bankruptcy Code;

(d)that has an S&P Rating of “D” or below or “SD” or a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or previously had such ratings before they were withdrawn by S&P or Moody’s (in each case based on tranche rating and not corporate family rating);

(e)that is pari passu in right of payment as to the payment of principal and/or interest to another debt obligation of the same Obligor which has an S&P Rating of “SD” or “D” or lower or a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD”; provided that both the Collateral Loan and such other debt obligation are full recourse obligations of such Obligor;

(f)with respect to which a Responsible Officer of the Collateral Manager has received written notice or has actual knowledge that a default has occurred under the Related Documents and any applicable grace period has expired and the holders of such Collateral Loan have accelerated the repayment of such Collateral Loan (but only until such acceleration has been rescinded) in the manner provided in the Related Documents;

(g)with respect to which the Collateral Manager has, in its reasonable commercial judgment, otherwise declared such debt obligation to be a “Defaulted Loan”; or

(h)with respect to which there has been effected any distressed exchange or other distressed debt restructuring where the Obligor of such Collateral Loan has offered the holder or holders thereof a

“Determination Date” means, the last day of each calendar month; provided that, with respect to the final Payment Date, the Determination Date shall be such Payment Date.

“DIP Loan” means a Collateral Loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior liens on which the related Obligor is required to pay interest and/or principal on a current basis.

“Disruption Event” means the occurrence of any of the following: (a) any Lender shall have notified the Administrative Agent of a determination by such Lender that it would be contrary to Law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars to fund any Advance, (b) the Administrative Agent shall have notified the Borrower and each Lender of the inability, for any reason, to determine the ~~Adjusted Eurodollar~~Interest Rate, (c) the Required Lenders shall have notified the Administrative Agent of a determination by such Lenders that the rate at which deposits of Dollars are being offered to such Lenders does not accurately reflect the cost to such Lenders of making, funding or maintaining any Advance or (d) any Lender shall have notified the Administrative Agent of the inability of such Lender to obtain Dollars to make, fund or maintain any Advance.

“Diversity Score” means, as of any day, a single number that indicates Collateral Loan concentration in terms of both Obligor and industry concentration, calculated as set forth in Schedule 10 hereto, as such diversity scores shall be updated at the option of the Administrative Agent if Moody’s publishes revised criteria.

“Diversity Score/Weighted Average Spread Matrix” means, on any date of determination, the following matrix:

Diversity Score	Weighted Average Spread
14-16	4.40%
17-19	3.95%
20-22	3.60%
23-25	3.50%
26-28	3.35%
29-31	3.15%
32-34	3.00%
35 and greater	2.90%

For purposes of this matrix, “applicable row” shall mean such row as designed by the Collateral Manager to the Administrative Agent in writing.

“Dollars”, “USD” and “$” mean lawful money of the United States of America.

“Due Date” means each date on which any payment is due on a Collateral Loan in accordance with its terms.

~~“Early Opt-in Election” means the occurrence of:~~

~~(1)(i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that Dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 12.01(c) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and~~

(2)(~~i) the election by the Administrative Agent or (ii) the election by the Required Lenders, in consultation with the Borrower, to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.~~
“EBITDA” means, with respect to any Relevant Test Period (or other period set forth herein) and any Collateral Loan, the meaning of the term “Adjusted EBITDA”, the term “EBITDA” or any comparable term in the Related Documents for such period and Collateral Loan (or, in the case of a Collateral Loan for which the Related Documents have not been executed, as set forth in the relevant marketing materials or financial model in respect of such Collateral Loan, until the first testing period after the Related Documents have been executed), together with all add-backs and exclusions as designated in such Related Documents, and in any case that the term “Adjusted EBITDA”, the term “EBITDA” or such comparable term is not defined in such Related Document or marketing materials, an amount, for the principal Obligor thereunder and any of its parents or Subsidiaries that are obligated as guarantor or co-borrower pursuant to the Related Documents for such Collateral Loan (determined on a consolidated basis without duplication in accordance with GAAP (and also on a pro forma basis as determined in good faith by the Collateral Manager in accordance with the Collateral Management Standard in case of any acquisitions)) equal to earnings from continuing operations for such period plus interest expense, income taxes, unallocated depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), and any other item the Collateral Manager and the Administrative Agent deem to be appropriate.

“Eligible Collateral Loan” means a Collateral Loan that (1) has been approved by the Administrative Agent in its sole discretion prior to the acquisition thereof by the Borrower and (2) satisfies each of the following eligibility requirements on any date of determination (unless otherwise expressly waived by the Administrative Agent in its sole discretion):

(a)is a First Lien Loan;

(b)is denominated and payable in USD and does not permit the currency in which such loan is payable or the place of payment to be changed;

(c)the related Obligor is organized or incorporated in the United States (or any state thereof), Canada (or any territory thereof) or any other jurisdiction approved by the Administrative agent in its sole discretion;

(d)the Related Documents for which are governed by the laws of the United States (or any state thereof);

Section 432 of the Code or Section 305 of ERISA or is or is expected to be insolvent or in reorganization, within the meaning of Title IV of ERISA; or (i) the failure of the Borrower or any member of its ERISA Group to make any required contribution to a Multiemployer Plan.

“Errors” has the meaning assigned to such term in Section 14.07.

~~“Eurocurrency Liabilities” is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.~~

~~“Eurodollar Reserve Percentage” means, for any period, the percentage, if any, applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any basic, emergency, supplemental, marginal or other reserve requirements) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term of one month.~~

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Concentration Amount” means, at any time in respect of which any one or more of the Concentration Limitations are exceeded, an amount equal to the sum of the portions (calculated without duplication) of each Collateral Loan that cause such Concentration Limitations to be exceeded, as calculated by the Collateral Manager and certified to as required hereunder.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), or that are franchise Taxes or branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Commitment or an Advance pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Commitment or Advance or
(ii)such Lender changes its lending office, except in each case to the extent that, pursuant to Section 12.03, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 12.03(f), and (d) Taxes imposed by FATCA.

“Facility Amount” means during the Reinvestment Period, $525,000,000 (as such amount may be reduced from time to time pursuant to Section 2.06); provided that following the Commitment Termination Date, the Facility Amount will equal the Advances Outstanding as of the applicable date of determination.

“Facility Documents” means this Agreement, the Notes, the Account Control Agreement, the Administrative Agent Fee Letter, the Collateral Administration, Administration Agreement, Agency Fee

Letter, the Borrower LLC Agreement and any other security agreements and other instruments entered into or delivered by or on behalf of the Borrower in favor of the Collateral Agent, Administrative Agent or any Lender from time to time pursuant to this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities implementing any of the foregoing.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

~~“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.~~

“Fifth Amendment Effective Date” means the effective date of Amendment No. 5 to this Agreement, such date being July 8, 2021.

“Final Maturity Date” means the earliest to occur of (i) the date on which the Borrower (or the Collateral Manager on its behalf) reduces the Facility Amount in full pursuant to Section 2.06(b); (ii) the eighteen-month anniversary of the Commitment Termination Date; and (iii) the date on which the Commitments are terminated pursuant to Section 6.02(a); provided, that, in the case of the foregoing clauses (i) and (ii), if such day is not a Business Day, then the Final Maturity Date shall be the next succeeding Business Day.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Firm Bid” means with respect to any Collateral Loan, a good and irrevocable bid for value, to purchase the par amount of such Collateral Loan, expressed as a percentage of the par amount of such Collateral Loan and exclusive of accrued interest and premium, for scheduled settlement substantially in accordance with the then-current market practice in the principal market for such Collateral Loan, as determined by the Administrative Agent, submitted as of 11:00 a.m. on the date of determination or as soon as practicable thereafter.

“First Lien Loan” means any Collateral Loan that meets the following criteria: (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any other obligation for borrowed money of the obligor of such loan; (ii) is secured by a valid first-priority perfected Lien in, to or on specified collateral securing the Obligor’s obligations under such Collateral Loan (whether or not such Collateral Loan is also secured by any lower priority Lien on other collateral) subject to customary Liens; and (iii) is secured, pursuant to such first-priority perfected Lien, by collateral having a value (determined in good faith by the Collateral Manager in accordance with the Collateral Management Standard) not less than the outstanding Principal Balance of such Collateral Loan plus the aggregate outstanding Principal Balances of all other loans of equal seniority secured by a first Lien in the same collateral.

“Fixed Rate Obligation” means any Collateral Loan that bears a fixed rate of interest.

“Floor” means ~~the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBOR Rate~~zero percent (0.00%).

“Floor Obligation” means, as of any date:

~~(a)a Collateral Loan (i) for which the Related Documents provides for a London interbank offered rate (or any successor rate reasonably acceptable to the Administrative Agent) option and that such rate is calculated as the greater of a specified “floor” rate per annum and such rate for the applicable Interest Accrual Period and (ii) that, as of such date, bears interest based on such rate option, but only if as of such date the applicable rate for the applicable Interest Accrual Period is less than such floor rate; and~~

(b)a Collateral Loan (ia) for which the Related Documents provides for a base, SOFR rate option or prime rate option and that such base, SOFR rate or prime rate is calculated as the greater of a specified “floor” rate per annum and ~~the~~such base, SOFR rate or prime rate for the applicable Interest Accrual Period and (~~ii~~b) that, as of such date, bears interest based on such base, SOFR rate or prime rate option, but only if as of such date the base, SOFR rate or prime rate, as applicable, for the applicable Interest Accrual Period is less than such floor rate.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (as determined by the Required Lenders) (a) increase or extend the term of the Commitments or change the Final Maturity Date, (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (c) reduce the amount of any scheduled payment of principal or the amount of any other payment due to any Lender, (d) reduce the rate at which interest is payable thereon or any fee is payable hereunder (other than any waiver or rescission of the Default Rate),
(e)release any material portion of the Collateral (as reasonably determined by the Administrative Agent), except in connection with dispositions expressly permitted hereunder, (f) alter the terms of Section 9.01 or Section 12.01(b) or, for purposes of Sections 9.01 or 12.01(b), alter any defined term or alter any other provision of this Agreement to the extent such alteration would alter the order of application of proceeds or the pro rata sharing of payments required thereby, (g) modify the definitions of the terms “Required Lenders” or “Fundamental Amendment” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (h) extend the Reinvestment Period, (i) modify the definition of the term “Concentration Limitations” or any defined terms used in such definition that has the effect of reducing the Excess Concentration Amount, (j) modify the definition of the term “Eligible Collateral Loan” that has the effect of making such eligibility criteria less restrictive or (k) modify the definition of the term “Borrowing Base” in a manner that would have a material adverse effect (as reasonably determined by the Administrative Agent) on the calculation thereof.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, such Payment Date; provided, that the final Interest Accrual Period hereunder shall end on and include the day of the Payment in Full of the Advances hereunder.

“Interest Proceeds” means, with respect to any Collection Period or the related Determination Date, without duplication, the sum of:

(a)all payments of interest and other income received by the Borrower during such Collection Period on the Collateral Loans (including interest and other income received on Ineligible Collateral Loans and the accrued interest received in connection with a sale of any such Collateral Loan during such Collection Period), less any such amount that represents Principal Financed Accrued Interest;

(b)all principal and interest payments received by the Borrower during such Collection Period on Eligible Investments purchased with Interest Proceeds;

(c)all amendment, consent and waiver fees, late payment fees and premiums, and prepayment fees and premiums received by the Borrower during such Collection Period; and

(d)commitment fees, facility fees, anniversary fees, success fees, exit fees, ticking fees and other similar fees received by the Borrower during such Collection Period.

Any amounts received in respect of any Defaulted Loan will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all Collections in respect of such Defaulted Loan since it became a Defaulted Loan equals the outstanding principal balance of such Collateral Loan at the time it became a Defaulted Loan; thereafter, any such amounts will constitute Interest Proceeds.

“Interest Rate” means, for ~~each~~any day during ~~any~~an Interest Accrual Period ~~and for each Advance outstanding, the Adjusted Eurodollar Rate~~, the sum of (i) the Benchmark for such Interest Accrual Period plus (ii) the Applicable Margin for such day; provided that if a Disruption Event has occurred and is continuing, “Interest Rate” ~~means~~shall be calculated using the Base Rate ~~plus~~instead of the ~~Applicable Margin~~Benchmark.

“Investment Company Act” means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, treaty, rule of public policy, settlement agreement, statute, or writ, of any Governmental Authority, or any particular section, part or provision thereof.

“Lender” means each Person listed on Schedule 1 and any other Person that shall have become a party hereto in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Liabilities” means all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs (including costs of enforcement of any Facility Document), expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) and disbursements of any kind or nature whatsoever, whether or not brought by the Borrower, the Collateral Manager, an Equityholder or any third party.

~~“LIBOR Rate” means, for any Interest Accrual Period, (i) with respect to any Advance made or outstanding on the first day of an Interest Accrual Period, the rate per annum equal to the ICE Benchmark Administration Limited LIBOR Rate (“ICE LIBOR”), as published by Reuters (or another commercially available source providing quotations of ICE LIBOR as designated by Administrative Agent from time to time) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Accrual Period, for Dollar deposits (for delivery on the first day of such Interest Accrual Period) with a term equivalent to three months and (ii) with respect to any Advance not made or outstanding on the first day of an Interest Accrual Period, the rate per annum equal to ICE LIBOR, as published by Reuters (or another commercially available source providing quotations of ICE LIBOR as designated by Administrative Agent from time to time) at approximately 11:00 a.m. (London time) two~~
~~(2) Business Days prior to the date on which such Advance is made, for Dollar deposits (for delivery on the date on which such Advance is made) with a term equivalent to three months; provided that, if no such rate is published by Reuters (or another commercially available source providing quotations of ICE LIBOR as designated by Administrative Agent from time to time), the LIBOR Rate shall be the rate per annum determined by the Administrative Agent using the average of the rates for London interbank deposits for a three month period in United States dollars at approximately 11:00 a.m. (London time) on the applicable rate setting day to prime banks in the London interbank market. If the LIBOR Rate is less than zero percent then the LIBOR Rate shall be deemed to equal zero percent for all purposes of this Agreement.~~

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement, charge or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing authorized by the Borrower of any financing statement under the UCC or comparable Law of any jurisdiction).

~~“London Banking Day” means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.~~

“Losses” has the meaning assigned to such term in Section 13.09(d)(i) and Section 15.09(a), as applicable.

“Maintenance Covenant” means a covenant by any Obligor to comply with one or more financial covenants during each reporting period (but not more frequently than quarterly), whether or not such Obligor has taken any specified action.

“Majority Equityholder” means any Equityholder owning more than 30% of the Capital Stock of the Borrower. As of the Closing Date, the sole Majority Equityholder is New Mountain Finance Corporation.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition or operations of the Borrower, (b) the business, assets, financial condition or operations of the comparable terms in the Related Documents for such Collateral Loan, (y) any term, provision or threshold of such Related Documents referenced in or utilized in the calculation of any financial covenant, including “Senior Net Leverage Ratio,” “EBITDA,” “Cash Interest Coverage Ratio” or “Permitted Liens” or, in each case any respective comparable terms for such Collateral Loan or
(z) any default or event of default under the Related Documents of such Collateral Loan or any failure, occurrence or circumstance that would have caused a default or event of default under the Related Documents of such Collateral Loan, in each case under this subclause (ii), that is materially adverse to the interests of the Lenders, as determined by the Administrative Agent in its sole discretion; or

(e)    modifies any term or provision of the Related Documents that impacts the determination of any default or event of default with respect to the Collateral Loan

“Maximum Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of the Eligible Collateral Loans as of such date is less than or equal to 7.0 years.

“Measurement Date” means (a) the Closing Date, (b) each Borrowing Date, (c) each Determination Date, (d) each Monthly Report Determination Date, (e) the date on which a Collateral Loan is acquired or disposed of by the Borrower, (f) the date that the Asset Value of any Collateral Loan is adjusted, (g) any date the Commitments of the Lenders are reduced pursuant to Section 2.06(b), (h) the date of each Notice of Borrowing, (i) the last day of each calendar month, (j) the Commitment Termination Date, (k) the date of any Asset Value Adjustment Event and (l) any other dates reasonably requested by the Borrower or the Administrative Agent.

“Minimum Diversity Score Test” means a test that will be satisfied on any date of determination if the Diversity Score as of such date equals or exceeds the number set forth in the “applicable row” of the Diversity Score/Weighted Average Spread Matrix.

“Minimum Equity Amount” means, on any date of determination, an amount equal to the greater of (a) the sum of the Original Asset Values of the Eligible Collateral Loans representing the three (3) largest Eligible Collateral Loans (by Asset Value) owned by the Borrower at such time (excluding, in the case of any Delayed Drawdown Collateral Loan for purposes of calculating the Borrowing Base or compliance with the Borrowing Base Test, any unfunded commitments in respect of such Delayed Drawdown Collateral Loan) and (b) $30,000,000.

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread (inclusive of any ~~LIBOR~~SOFR floors in respect of Floor Obligations that are Eligible Collateral Loans) equals or exceeds the number set forth in the “applicable row” of the Diversity Score/Weighted Average Spread Matrix.

“Money” has the meaning specified in Section 1-201(24) of the UCC. “Monthly Report” has the meaning specified in Section 8.06(a).
“Monthly Report Determination Date” has the meaning specified in Section 8.06(a). “Monthly Reporting Date” has the meaning specified in Section 8.06(a).
“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Payment Date” means the 15th day of each January, April, July and October beginning in July 2018 (or, if such day is not a Business Day, then the next succeeding Business Day). The Final Maturity Date shall also be a Payment Date.

“Payment Date Report” has the meaning specified in Section 8.06(b). “Payment Notice” has the meaning specified in Section 11.07(b)(i)
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

“Percentage” of any Lender means, (a) with respect to any Lender party hereto on the date hereof, the percentage set forth opposite such Lender’s name on Schedule 1 hereto, as such amount is reduced by any Assignment and Acceptance entered into by such Lender with an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor, or (b) with respect to a Lender that has become a party hereto pursuant to an Assignment and Acceptance, the percentage set forth therein as such Lender’s Percentage, as such amount is reduced by an Assignment and Acceptance entered into between such Lender and an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term
SOFR”.

“Permitted Liens” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens created in favor of the Collateral Agent hereunder or under the other Facility Documents for the benefit of the Secured Parties; (b) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person; (c) with respect to agented Collateral Loans, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of the related Obligor under the related facility; and (d) any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Borrower as the holder of equity in an Obligor.

“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

“PIK Loan” means a Collateral Loan that permits the Obligor thereon to defer or capitalize any portion of the accrued interest thereon.

“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.

“Portfolio Target Amount” means (a) during the Ramp-Up Period, the greater of (i)
$400,000,000 and (ii) the Aggregate Principal Balance of all Eligible Collateral Loans, and (b) following the Ramp-Up Period, the Aggregate Principal Balance of all Eligible Collateral Loans.

Collateral Agent: (a) in writing signed by an Authorized Person (and delivered by hand, by mail, by overnight courier or by telecopier); (b) by electronic mail from an Authorized Person; (c) in tested communication; (d) in a communication utilizing access codes effected between electro mechanical or electronic devices; or (e) such other means as may be agreed upon from time to time by the Collateral Agent and the party giving such instructions.

“Purchase Price” means, with respect to any Collateral Loan, an amount (expressed as a percentage of par) equal to (i) the purchase price (or, if different principal amounts of such Collateral Loan were purchased at different purchase prices, the weighted average of such purchase prices) paid by the Borrower for such Collateral Loan divided by (ii) the principal balance of such Collateral Loan outstanding as of the date of such purchase; provided that, if the ratio of clause (i) to clause (ii) above with respect to a Collateral Loan acquired by the Borrower (x) from an unaffiliated seller in the secondary market or (y) at origination (as a result of original issue discount) is equal to 95% or higher, such Collateral Loan shall be deemed to have a Purchase Price of 100%.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified Institution” means a depository institution or trust company organized under the Laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) that has either (A) a long-term unsecured debt rating of “BBB” or better by S&P and “A3” or better by Moody’s or (B) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (ii) the parent corporation of which has either (A) a long-term unsecured debt rating of “BBB” or better by S&P and “A3” or better by Moody’s or (B) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (iii) is otherwise acceptable to the Administrative Agent.

“Qualified Purchaser” has the meaning assigned to such term in Section 12.06(e).

“Ramp-Up Period” means the period from, and including, the Closing Date to, and including, the six-month anniversary of the Closing Date.

~~“Reference Time” with respect to any setting of any then-current Benchmark means (1) if such Benchmark is the LIBOR Rate, 11:00 a.m. (London time) on the day that is two (2) Business Days preceding the date of such setting and (2) otherwise, the time determined by the Administrative Agent (with the consent of the Required Lenders) in its reasonable discretion.~~

“Register” has the meaning assigned to such term in Section 12.06(d).

“Regulation T”, “Regulation U” and “Regulation X” mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reinvestment Period” means the period from and including the Closing Date to and including the earlier of (a) the date that is three (3) years after the Fifth Amendment Effective Date; and (b) the Final Maturity Date.

“Related Documents” means, with respect to any Collateral Loan, the Underlying Loan Agreement, any Underlying Note, and all other agreements or documents evidencing, securing, governing or giving rise to such Collateral Loan.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Related Property” means, with respect to a Collateral Loan, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Collateral Loan, including, without limitation, all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights, other supporting obligations, any pledge of the stock, membership or other ownership interests in the related Obligor or its subsidiaries, all Warrant Assets with respect to such Collateral Loan and all proceeds from any sale or other disposition of such property or other assets.

“Related Security” means, with respect to each Collateral Loan:

(a)all Warrant Assets and any Related Property securing a Collateral Loan, all payments paid to the Borrower in respect thereof and all monies due, to become due and paid to the Borrower in respect thereof accruing after the applicable Borrowing Date and all liquidation proceeds thereof;

(b)all Liens, guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c) all Collections with respect to such Collateral Loan and any of the foregoing;

(d)any guarantees or similar credit enhancement for an Obligor’s obligations under any Collateral Loan, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the Borrower thereunder and all rights, remedies, powers, privileges and claims of the Borrower thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Borrower at law or in equity);

(e)all records and Related Documents with respect to such Collateral Loan and any of the foregoing; and

(f) all recoveries and proceeds of the foregoing.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Relevant Test Period” means, with respect to any Collateral Loan, the relevant test period for the calculation of Senior Net Leverage Ratio, Cash Interest Coverage Ratio, or EBITDA, as applicable, for such Collateral Loan in the applicable Underlying Loan Agreement or, if no such period is provided for therein, for Obligors delivering monthly financing statements, each period of the last twelve consecutive reported calendar months, and for Obligors delivering quarterly financing statements, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Collateral Loan; provided that, with respect to any Collateral Loan for which the relevant test period is not provided for in the applicable Underlying Loan Agreement, if an Obligor is a newly-formed entity as to which twelve consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the twelfth calendar month or fourth

“SEC” means the Securities and Exchange Commission or any other Governmental Authority of the United States of America at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.

“Second Amendment Effective Date” means the effective date of Amendment No. 2 to this Agreement, such date being February 13, 2020.

“Secured Parties” means the Administrative Agent, the Collateral Administrator, the Collateral Agent, the Securities Intermediary and the Lenders.
“Secured Party Representative” has the meaning assigned to such term in Section 12.09. “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as from time to time in effect.

“Securities Intermediary” means a Person satisfying Section 8-102(a)(14) of the UCC with respect to the Covered Accounts. Initially, the Securities Intermediary shall be U.S. Bank National Association.

“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC.

“Senior Net Leverage Ratio” means, with respect to any Collateral Loan and the related Obligor, either (a) the meaning of “Senior Net Leverage Ratio” or comparable term set forth in the Related Documents for such Collateral Loan, or (b) in the case of any Collateral Loan with respect to which the Related Documents do not include a definition of “Senior Net Leverage Ratio” or comparable term, the ratio obtained by dividing (i) the indebtedness (including the full drawn but not the undrawn amount of any revolving and delayed draw indebtedness) of the related Obligor (other than indebtedness of such Obligor that is junior in terms of payment or lien subordination to indebtedness of such Obligor held by the Borrower) as of such date, minus the Unrestricted Cash of such Obligor as of such date by (ii) EBITDA of such Obligor for any period, as calculated by the Collateral Manager in accordance with the Collateral Management Standard.

“Separateness Provisions” means the provisions contained in Section 2.9 of the Borrower LLC Agreement of the Borrower.

“SOFR” means~~, with respect~~ a rate equal to ~~any day means~~ the secured overnight financing rate ~~published for such day by~~as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York~~, as the administrator of the benchmark~~ (or a successor administrator of the secured overnight financing rate) ~~on the Federal Reserve Bank of New York’s Website~~.

“Solvent” as to any Person means that such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or Section 271 of the New York Debtor and Creditor Law.

“Structured Finance Obligation” means any debt obligation owing by a special purpose finance vehicle that is secured directly and primarily by, primarily referenced to, and/or primarily representing ownership of, a pool of receivables or a pool of other assets, including collateralized debt obligations, residential mortgage-backed securities, commercial mortgage-backed securities, other asset-backed securities, “future flow” receivable transactions and other similar obligations; provided that asset based lending facilities, loans to financial service companies, factoring businesses, health care providers and other genuine operating businesses do not constitute Structured Finance Obligations.

“Subject Laws” means the regulations and rules promulgated by the U.S. Department of Treasury and/or administered by OFAC, including U.S. Executive Order No. 13224, and other related statutes, Laws and regulations.

“Subsidiary” means any entity with respect to which a Person owns, directly or indirectly, more than 50% of the Equity Securities.

“Successor Collateral Manager” has the meaning assigned to it in Section 14.07.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means ~~the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

~~“Term SOFR Notice” means notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~

~~“Term SOFR Transition Event” means the determination by the Administrative Agent, in consultation with the Borrower, that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 12.01 with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term~~, for any calculation with respect to an Advance (other than an Advance bearing interest at the Base Rate), the Term SOFR Reference Rate for a tenor of three months on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (a) with respect to the Interest Accrual Period in which the applicable Borrowing Date occurs, such Borrowing Date and (b) for each subsequent Interest Accrual Period, the commencement of such Interest Accrual Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Amendment Effective Date” means the effective date of Amendment No. 3 to this Agreement, such date being November 23, 2020.

“Tranche Size” means, in respect of any Collateral Loan, the aggregate principal amount of all of the borrowing facilities available to the Obligor under the terms of the relevant Underlying Loan Agreement as of the original effective date of the Underlying Loan Agreement. For purposes of determining the Tranche Size in respect of any Collateral Loan: (1) for Collateral Loans that are, in accordance with then-prevailing market practice, typically bought and sold together, the respective aggregate principal amount of the borrowing facilities available to the Obligor under the facilities evidenced by the relevant Underlying Loan Agreement shall be aggregated (and, for the avoidance of doubt, the respective aggregate principal amounts of all revolving facilities, term loan “A” tranches, term loan “B” tranches and similar loan tranches issued under a single credit agreement shall be aggregated);
(2)the respective principal amounts of lines of credit and delayed draws that, in accordance with then-prevailing market practice, trade with any Collateral Loan shall be aggregated; and (3) the respective principal amount of any borrowing facilities that are, under then prevailing market practice, considered add-on facilities in respect of any Collateral Loan shall be aggregated with the principal amount of such Collateral Loan; provided that, in the case of clauses (1), (2) and (3) above, such facilities are pari passu in terms of repayment seniority.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“UCC” means the New York Uniform Commercial Code; provided that if, by reason of any mandatory provisions of Law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted to the Collateral Agent pursuant to this Agreement are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States of America other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Uncertificated Security” has the meaning specified in Section 8-102(a)(18) of the UCC. “Underlying Loan Agreement” means, with respect to any Collateral Loan, the document or documents evidencing the commercial loan agreement or facility pursuant to which such Collateral Loan is made.

Administrative Agent, the Collateral Agent, the Securities Intermediary or the Collateral Administrator, shall be responsible for the failure of any Lender to make any Advance, and no Lender shall be responsible for the failure of any other Lender to make an Advance required to be made by such other Lender.

Section 2.09.    Increased Costs

(a)Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, compulsory loan, insurance charge, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Affected Person ~~(except any such reserve requirement reflected in the Adjusted Eurodollar Rate)~~;

(ii)subject any Secured Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Affected Person ~~or the London interbank market~~ any other condition, cost or expense (other than Taxes), affecting this Agreement or Advances made by such Affected Person by reference to ~~the LIBOR Rate~~Term SOFR or any participation therein (other than a Disruption Event);

and the result of any of the foregoing shall be to increase the cost to any Affected Person of making, continuing, converting into or maintaining any Advance (or of maintaining its obligation to make any Advance) or to increase the cost to, or to reduce the amount of any payment (whether of principal, interest, fees, compensation or otherwise) or sum received or receivable by, such Affected Person hereunder (whether of principal, interest, fees, compensation or otherwise), then the Borrower will pay to such Affected Person from time to time after receipt of a written demand by a Responsible Officer of such Affected Person in Dollars, such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered within the later of thirty (30) days of receipt of such demand and the next succeeding Payment Date. If a Lender requests compensation by the Borrower under this Section 2.09, the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make or continue Advances by reference to ~~the LIBOR Rate~~Term SOFR, until the event or condition giving rise to such request ceases to be in effect (in which case (x) all Advances of such Lender to be denominated in Dollars shall be made or continued by reference to the Base Rate and (y) such Lender shall have no obligation to make any Advances by reference to ~~the LIBOR Rate~~Term SOFR); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(b)Capital Requirements. If any Affected Person determines that any Change in Law regarding capital or liquidity requirements has or would have (but for the operation of this Section 2.09) the effect of reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, as a consequence of this Agreement (or arising in connection herewith) or the Advances made by such Affected Person to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy or liquidity coverage) by an amount deemed to be material by such Affected Person, then from time to time after demand by such Affected Person, on the later of thirty (3)) days after such demand and the next succeeding Payment Date, the Borrower will pay to such Affected Person in Dollars, such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such reduction suffered or charge imposed on the Payment Date following receipt of such demand.

(c)Ratings. If the Administrative Agent reasonably determines that it is necessary or appropriate to obtain a credit rating on the Advances, the Borrower shall (x) provide (no later than 60 days following receipt by the Borrower of such reasonable request) at least one credit rating agency designated by the Administrative Agent with all information and documents reasonably requested by such rating agency (to the extent such information or documents are in the possession of or reasonably available to the Borrower) and otherwise cooperate with such rating agency’s review of the Facility Documents and transactions contemplated hereby, and (y) pay the reasonable and documented costs and expenses of such rating agency in respect of the rating of the Advances.

(d)Calculation. In determining any amount provided for in this Section 2.09, the Affected Person may use any reasonable averaging and attribution methods. The Administrative Agent, on behalf of any Affected Person making a claim under this Section 2.09, shall submit to the Borrower a certificate of a Responsible Officer of the Affected Person at the time of making a demand for payment setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error. The Borrower shall pay such amount shown as due on any such certificate on the later of thirty (30) days after receipt of such certificate and the next Payment Date after receipt thereof.

(e)Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person right to demand such compensation; provided that the Borrower shall not be required to compensate an Affected Person pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Affected Person notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Person’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

(f)Lending Office. Upon the occurrence of any event giving rise to the Borrower’s obligation to pay additional amounts to a Lender pursuant to clause (a) or (b) of this Section 2.09, such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would reduce or obviate the obligations of the Borrower to make future payments of such additional amounts; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.

Section 2.10.    Compensation; Breakage Payments

The Borrower agrees to compensate each Affected Person from time to time, on the Payment Dates (or the applicable date of prepayment) following such Affected Person’s written request (which request shall set forth in reasonable detail the basis for requesting such amounts) in accordance with the Priority of Payments, for all reasonable and documented losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed to make or carry an Advance bearing interest that was computed by reference to ~~the LIBOR Rate~~Term SOFR and any loss sustained by such Affected Person in connection with the re-employment of such funds but excluding loss of anticipated profits), which such Affected Person may sustain: (i) if for any reason (including any failure of a condition precedent set forth in Article III but excluding a default by the applicable Lender) a Borrowing of any Advance bearing interest that was computed by reference to ~~the LIBOR Rate~~Term SOFR by the Borrower does not occur on the Borrowing Date specified therefor in the applicable Notice of Borrowing delivered by the Borrower, (ii) if any payment, prepayment or conversion of any of the Borrower’s Advances bearing interest that was computed by reference to ~~the LIBOR Rate~~Term SOFR occurs on a date that is not a Payment Date, and (iii) if any payment or prepayment of any Advance bearing interest that was computed by reference to ~~the LIBOR Rate~~Term SOFR is not made on a Payment Date or pursuant to a Notice of Prepayment given by the Borrower. A certificate as to any amounts payable pursuant to this Section 2.10 submitted to the Borrower by any Lender (with a copy to the Agents, and accompanied by a reasonably detailed calculation of such amounts and a description of the basis for requesting such amounts) shall be conclusive in the absence of manifest error.

Section 2.11.    Illegality; Inability to Determine Rates

(a)Notwithstanding any other provision in this Agreement, in the event of a Disruption Event, then the affected Lender shall promptly notify the Agents and the Borrower thereof, and such Lender’s obligation to make or maintain Advances hereunder based on the ~~Adjusted Eurodollar~~Interest Rate shall be suspended until such time as such Lender may again make and maintain Advances based on the ~~Adjusted Eurodollar~~Interest Rate.

(b)Upon the occurrence of any event giving rise to a Lender’s suspending its obligation to make or maintain Advances based on the ~~Adjusted Eurodollar~~Interest Rate pursuant to Section 2.11(a), such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would enable such Lender to again make and maintain Advances based on the ~~Adjusted Eurodollar~~Interest Rate; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.

(c)If, prior to the first day of any Interest Accrual Period or prior to the date of any Advance, as applicable, either (i) the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining ~~the LIBOR Rate~~Term SOFR for the applicable Advances, or (ii) the Required Lenders determine and notify the Administrative Agent that the ~~Adjusted Eurodollar~~Interest Rate with respect to such Advances does not adequately and fairly reflect the cost to such Lenders of funding such Advances, the Administrative Agent will promptly so notify the Borrower, the Collateral Agent and each Lender. Thereafter, the obligation of the Lenders to make or maintain Advances based on the ~~Adjusted Eurodollar~~Interest Rate shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.

(d)Upon receipt of any notice described in Section 2.11(a) or (c), the Borrower may revoke any pending request for the making or continuation of an Advance based on the ~~Adjusted Eurodollar~~Interest Rate) or, failing that, will be deemed to have converted such request into a request for an Advance based on the Base Rate.

Section 2.12.    Fees

(a) Commitment Fee. On each Payment Date, subject to Section 2.16(a), the Borrower shall pay pro rata to the Lenders pursuant to Section 9.01, a commitment fee (a “Commitment Fee”) in an amount equal to the sum, for each day during the related Interest Accrual Period from and including the Closing Date to and excluding the Commitment Termination Date, of the product of (i) the Commitment

(ii)No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification. Nothing herein shall obligate the Collateral Agent to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Borrower or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby.

(iii)The permissive right of the Collateral Agent to take any action hereunder shall not be construed as a duty.

(iv)The Collateral Agent may act or exercise its duties or powers hereunder through agents or attorneys-in-fact, and the Collateral Agent shall not be liable or responsible for the actions or omissions of any such agent or attorney-in-fact appointed with reasonable due care.

(v)The Collateral Agent shall have no obligation to determine the Interest Rate or whether an asset is an Eligible Collateral Loan. None of the Collateral Agent, the Collateral Agent, the Custodian or the Collateral Administrator shall be under any obligation to (i) monitor, determine or verify the unavailability or cessation of ~~the LIBOR Rate~~Term SOFR (or other applicable Benchmark Replacement), the Prime Rate, Federal Funds Rate or other Base Rate, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any ~~Benchmark Transition Event or~~ Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or determine whether any conditions to the designation of such a rate have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) determine whether or what ~~Benchmark Replacement~~ Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. None of the Collateral Agent, the Custodian or the Collateral Administrator shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement or other Facility Document to the extent such inability, failure or delay is a result of the unavailability of ~~the LIBOR Rate~~Term SOFR (or other applicable rate) and absence of a designated Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement or other Facility Document and reasonably required for the performance of such duties.

Section 11.02. Delegation of Duties

(a)Each Agent may execute any of its duties under this Agreement and each other Facility Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(b)Without limiting the generality of Section 11.02(a), the Administrative Agent may at any time or from time to time designate one or more of its Affiliates to execute any of its duties under this Agreement and each other Facility Document.

Section 11.03. Agents’ Reliance, Etc.

(a)    Neither Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this

(iii) that such Unintended Recipient otherwise becomes aware was transmitted, or received, in error or mistake (in whole or in part) or such Payment is otherwise inconsistent with such recipient’s or market expectations, in each case, an error shall be presumed to have been made with respect to such Payment absent written confirmation from the such Agent to the contrary. Upon demand from an Agent, such Unintended Recipient shall promptly, but in no event later than one Business Day thereafter, return to such Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c) The Borrower and each other party hereto hereby agrees that the receipt by Unintended Recipient of a Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed to such Unintended Recipient by the Borrower or any other party hereto (except to the extent that the funds used to make such Payment were received from the Borrower (or were withdrawn from the Collection Account) as repayment of such Obligations).

ARTICLE XII
MISCELLANEOUS

Section 12.01. No Waiver; Modifications in Writing

(a)No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement or any other Facility Document, and any consent to any departure by any party to this Agreement or any other Facility Document from the terms of any provision of this Agreement or such other Facility Document, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower, the Collateral Manager or an Equityholder in any case shall entitle the Borrower, the Collateral Manager or such Equityholder to any other or further notice or demand in similar or other circumstances.

(b)No amendment, modification, supplement or waiver of this Agreement shall be effective unless signed by the Borrower, the Collateral Manager, the Required Lenders and the Administrative Agent; provided that (i) any Fundamental Amendment shall require the written consent of all Lenders affected thereby and (ii) no such amendment, modification, supplement or waiver shall amend, modify or otherwise affect the rights or duties of the Collateral Administrator, the Collateral Agent or the Securities Intermediary hereunder without the prior written consent of such Person. Upon notice from any party hereto to each other party hereto (based on a determination by such party that an amendment is necessary or advisable due to any Change in Law coming into effect on or after January 1, 2018), each such other party hereto agrees to consider and negotiate the requested terms of such amendment in good faith.

(c)Benchmark Replacement.

(i)~~(A)~~Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Facility Document, ~~if~~upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in~~with respect ~~of~~to any ~~setting of the~~ then-current Benchmark, ~~then,~~
~~(x)if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, in connection with a Benchmark Transition Event, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Facility Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or~~

~~consent of any other party to, this Agreement or any other Facility Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for~~the Administrative Agent and the Collateral Manager may amend this Agreement to replace such Benchmark ~~Replacement Date, or in connection with an Early Opt-in Election, such~~with a Benchmark Replacement ~~will replace~~. Any such ~~Benchmark for all purposes hereunder and under any Facility Document in~~amendment with respect ~~of any~~to a Benchmark ~~setting~~Transition Event will become effective at ~~or after~~ 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the ~~date notice of such Benchmark Replacement is provided to the Borrower without any amendment to this Agreement or any other Facility Document, or further action or consent of the Borrower, so long as the~~ Administrative Agent has ~~not received, by such time, written~~provided notice of ~~objection to~~ such proposed amendment to the Collateral Manager and the Lenders (with a copy to the Collateral Agent). No replacement of a Benchmark with a Benchmark Replacement ~~from the Borrower~~pursuant to this Section 12.01(c)(i) will occur prior to the applicable Benchmark Transition Start Date.
(B) ~~Notwithstanding anything to the contrary herein or in any other Facility Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Facility Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Facility Document; provided that this clause (B) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.~~

(ii)Conforming Changes. In connection with the implementation and administration of ~~a~~any Benchmark Replacement, the Administrative Agent, (in consultation with the ~~Borrower,~~Collateral Manager) will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of ~~the Borrower~~any other party to this Agreement.

(iii)Notices; Standards for Decisions and Determinations.~~(iii)~~ The Administrative Agent will promptly notify the Borrower, the Collateral Agent ~~and~~, the Collateral Administrator, the Collateral Manager and the Lenders of (iA) the implementation of any Benchmark Replacement ~~Date and the related Benchmark Replacement~~, (~~ii~~B) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes, (~~iii~~C) ~~the removal or reinstatement of~~ any ~~tenor~~occurrence of a Benchmark ~~pursuant to clause (iv) below~~Transition Event, and its related Benchmark Replacement Date and Benchmark Transition Start Date and (~~iv~~D) the commencement or conclusion of any Benchmark Unavailability Period. For the avoidance of doubt, any notice required to be delivered by the Administrative Agent as set forth in this Section 12.01(c) may be provided, at the option of the Administrative Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or ~~Benchmark Replacement~~ Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 12.01(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action ~~or~~

~~any selection~~, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from ~~the Borrower~~any other party hereto, except, in each case, as expressly required pursuant to this Section 12.01(c).

(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Facility Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if ~~the~~a then-current Benchmark is a term rate (including Term SOFR ~~or LIBOR Rate~~) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent, in consultation with the ~~Borrower~~Collateral Manager, in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be ~~no longer~~ representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent, in consultation with the ~~Borrower~~Collateral Manager, may modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable ~~or~~, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent, in consultation with the ~~Borrower~~Collateral Manager, may modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to any then-current Benchmark, (A) the Borrower may revoke any pending request for ~~a Borrowing of, conversion to or continuation of the Advances at the LIBOR Rate, converted or continued~~an Advance during any Benchmark Unavailability Period and~~, failing that, the Borrower~~ (B) all Advances shall bear interest at the Base Rate. During a Benchmark Unavailability Period for any then-current Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon such Benchmark or such tenor for such Benchmark, as applicable, will not be ~~deemed to have converted any such request into a request for a Borrowing of or conversion to an Advance at~~used in any determination of the Base Rate.

(vi)Disclaimer. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (iA) the administration, submission or any other matter related to ~~the London interbank offered rate or other rates in the definition of “LIBOR Rate”~~Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (~~ii~~B) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to ~~the LIBOR Rate (~~Term SOFR or any other Benchmark) or have the same volume or liquidity as did ~~LIBOR Rate (~~Term SOFR or any other Benchmark), (~~iii~~C) any actions ~~in good faith~~ or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 12.01(c) including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any ~~Benchmark Replacement~~ Conforming Changes, the delivery or non-delivery of any notices required by clause (~~iv~~iii) above or otherwise in accordance herewith, and (~~iv~~D) the effect of any of the foregoing provisions of this Section 12.01(c). The Administrative Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of any interest rate under this Agreement, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Disruption Event, Benchmark Transition Event, Benchmark Unavailability Period or a Benchmark Replacement Date, (ii) to select, determine or designate any Base Rate, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any adjustment or other modifier to any replacement or successor index, or (iv) to determine whether or what conforming changes or amendments (including any Conforming Changes) are necessary or advisable, if any, in connection with any of the foregoing. The Administrative Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Facility Documents as a result of the unavailability of any interest rate hereunder and absence of a designated Base Rate or Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, in providing any direction, instruction, notice or information required or contemplated by the terms of the Facility Documents and reasonably required for the performance of such duties.

Section 12.02. Notices, Etc.

(a) Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing, unless otherwise expressly specified herein, and shall be (i) personally delivered or sent by registered, certified or express mail, postage prepaid, or by facsimile transmission, or by prepaid courier service, or by electronic mail (if the recipient has provided an email address) to the address, facsimile number or email address, as applicable, set forth with respect to such party on Schedule 8 (or, if not provided on Schedule 8 with respect to any party, such address, facsimile number or email address provided by such party in writing to the Administrative Agent), (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of Administrative Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-code fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to the Administrative Agent prior to such posting, or (iii) posted to any other electronic system approved by or set up by or at the direction of the Administrative Agent, and shall in each case be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof or posted in accordance with the provisions of this Section 12.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 12.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers or email addresses) indicated in Schedule 8 (or, if not provided on Schedule 8 with respect to any party, such address, facsimile number or email address provided in writing by such party to the Administrative Agent), and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party in Schedule 8 (or, if not provided on Schedule 8 with respect to any party, such telephone number or numbers provided in writing by such party to the Administrative Agent). Each party shall notify the Administrative Agent in writing of any changes in the address, facsimile number, telephone number or email address to which notices to such Person should be directed, and of such other administrative information as the Administrative Agent shall reasonably request.

Final Maturity Date, as the case may be, and interest shall accrue on such payment for the period from and after any such nominal date to but excluding such next succeeding Business Day.

Section 12.16. Non-Petition

Each Secured Party hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against, the Borrower any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under insolvency Laws until at least one year and one day, or, if longer, the applicable preference period then in effect plus one day, after the Payment in Full of all outstanding Obligations and the termination of all Commitments; provided that nothing in this Section 12.16 shall preclude, or be deemed to prevent, any Secured Party (a) from taking any action prior to the expiration of the aforementioned one year and one day period, or, if longer, the applicable preference period then in effect, in (i) any case or proceeding voluntarily filed or commenced by the Borrower or (ii) any involuntary insolvency proceeding filed or commenced against the Borrower by a Person other than any such Secured Party, or (b) from commencing against the Borrower or any properties of the Borrower any legal action which is not a bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under insolvency Laws.

Section 12.17. Waiver of Setoff

To the extent permitted by Applicable Law, each of the Borrower and the Collateral Manager hereby waives any right of setoff it may have or to which it may be entitled under this Agreement or any Applicable Law from time to time against the Administrative Agent, any Lender or its respective assets.

Section 12.18. Recognition of the U.S. Special Resolution Regimes
To the extent that this Agreement and/or any other Facility Document constitutes a QFC, the Borrower agrees with each Secured Party as follows:

(a)in the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement and/or any other Facility Document and any interest and obligation in or under this Agreement and/or any other Facility Document from such Covered Party, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or any other Facility Document, and any such interest and obligation, were governed by the laws of the United States or a state of the United States; and

(b)in the event that a Covered Party or a BHC Act Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or any other Facility Document that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or any other Facility Document were governed by the laws of the United States or a state of the United States.

transactions contemplated hereby, and (iv) no liability or obligation with respect to any Collateral Manager indemnification obligations of any prior Collateral Manager, including the original Collateral Manager.

(c)Notwithstanding anything contained in this Agreement to the contrary, a Successor Collateral Manager is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Collateral Manager relating to the Collateral Loans (collectively, the “Predecessor Collateral Manager Work Product”) without any audit or other examination thereof, and such Successor Collateral Manager shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Collateral Manager. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Collateral Manager Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Successor Collateral Manager making or continuing any Errors (collectively, “Continued Errors”), such Successor Collateral Manager shall have no duty, responsibility, obligation or liability for such Continued Errors; provided that such Successor Collateral Manager agrees to use its best efforts to prevent further Continued Errors. In the event that the Successor Collateral Manager becomes aware of Errors or Continued Errors, it shall, with the prior consent of the Administrative Agent, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors.

ARTICLE XV
THE COLLATERAL ADMINISTRATOR

Section 15.01. Designation of Collateral Administrator

(a)Initial Collateral Administrator. Until a successor Collateral Administrator is appointed in accordance with this Article XV, U.S. Bank Trust Company, National Association is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Administrator pursuant to the terms hereof and of the other Facility Documents to which the Collateral Administrator is a party.

(b)Successor Collateral Administrator. Upon the Collateral Administrator’s receipt of written notice from the Administrative Agent of the designation of a successor Collateral Administrator pursuant to the provisions of Section 15.05, the Collateral Administrator agrees that it will terminate its activities as Collateral Administrator hereunder. Notwithstanding such termination, the Collateral Administrator shall be entitled to receive all accrued and unpaid Collateral Administration and Agency Fees and Administrative Expenses due and owing to it at the time of such termination.

Section 15.02. Certain Duties and Powers

(a) The Collateral Administrator shall assist the Borrower and the Collateral Manager in connection with monitoring the Collateral by maintaining a database on certain characteristics of the Collateral on an ongoing basis and providing to the Borrower and the Collateral Manager (and, where applicable, the Borrower’s independent public accountants) certain reports, schedules, calculations all as more particularly described in this Section 15.02 below (in each case, such reports, schedules and calculations shall be prepared in such form and content, and in such greater detail, as may be mutually agreed upon by the parties hereto from time to time and as may be required by the Agreement) based upon information and data received from the Borrower and/or the Collateral Manager, as required to be prepared and delivered (or which are necessary to be prepared and delivered in order that certain other reports, schedules and calculations can be prepared and delivered) under Article VIII of this Agreement. The Collateral Administrator’s duties and authority to act as Collateral Administrator hereunder are

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent and as Collateral Administrator

By:         Name:
Title:

[Signature Page to Credit and Security Agreement]